UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

NATURALSHRIMP INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	000-54030	74-3262176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 LBJ Freeway, Suite 450, Dallas, Texas 75240

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

In August 2019, NaturalShrimp Incorporated (the “Company”) entered into an Equity Financing Agreement (the “Financing Agreement”) with an investor. The Company was not mandated to sell shares pursuant to the Financing Agreement. In October 2019, the Company filed a resale registration statement on Form S-1 to register the shares issuable pursuant to the Financing Agreement. The Company did not seek to have the registration statement declared effective by the Securities and Exchange Commission (the “SEC”) as the Company did not need to utilize the Financing Agreement.

The investor who signed the Financing Agreement has invested in the Company’s securities a number of times in the last three years.

As the Company never formally withdrew the resale registration statement filed in 2019 related to the Financing Agreement, the SEC, on September 14, 2022, declared the resale registration statement abandoned.

This action by the SEC has no effect on the Company’s trading status on the OTC Markets nor does it have any effect on the Company’s status as a fully reporting issuer with the SEC able to file other registration statements .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATURALSHRIMP INCORPORATED

Date: September 15, 2022	By:	/s/ William Delgado
	Name:	William Delgado
	Title:	Chief Financial Officer